EXHIBIT 99.1

Enerpac Tool Group Reports First Quarter Fiscal 2025 Results

First Quarter of Fiscal 2025 Continuing Operations Highlights*

  Net sales were $145 million, a 2.3% increase compared to the prior year, with a 0.8% decline in organic sales.**
  Operating margin was 21.4% and adjusted operating margin was 21.5%.
  Net income was $21.7 million, or $0.40 per diluted share, and adjusted net income was $21.9 million, or $0.40 per diluted share. GAAP and adjusted EPS increased 21% and 3% year-over-year, respectively.
  Adjusted EBITDA was $34.3 million and adjusted EBITDA margin was 23.6%.
  Completed acquisition of DTA with integration well underway.

*This press release contains financial measures in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) in addition to non-GAAP financial measures. Reconciliations of the non-GAAP financial measures to the comparable GAAP measures are presented in the tables accompanying this release.

**Organic sales represent net sales excluding the impact of foreign exchange rates, acquisitions, and divestitures. A reconciliation of organic sales to comparable net sales is presented in the tables accompanying this release.

MILWAUKEE, Dec. 18, 2024 (GLOBE NEWSWIRE) -- Enerpac Tool Group Corp. (NYSE: EPAC) (the “Company” or “Enerpac”) today announced results for its fiscal first quarter ended November 30, 2024.

“We entered fiscal 2025 mindful of a sluggish industrial macro environment,” said Paul Sternlieb, Enerpac Tool Group’s President & CEO. “Nonetheless, we believe Enerpac can continue to outperform the market given our global brand leadership, targeted growth strategy, customer-driven innovation, and continuous improvement process to enhance operational efficiency and productivity.”

Consolidated Results from Continuing Operations
(US$ in millions, except per share)
	Three Months Ended
	November 30, 2024	November 30, 2023
Net Sales	$145.2	$142.0
Operating Profit	$31.1	$28.7
Adjusted Op Profit	$31.3	$32.4
Net Earnings	$21.7	$18.3
Diluted EPS	$0.40	$0.33
Adjusted Diluted EPS	$0.40	$0.39
Adjusted EBITDA	$34.3	$34.9

First Quarter Fiscal 2025 Consolidated Results Comparisons

“First quarter fiscal 2025 was essentially in line with our expectations, reflecting our ability to operate in a soft market, while lapping strong growth in the first quarter of fiscal 2024,” said Darren Kozik, Executive Vice President and Chief Financial Officer.

Consolidated net sales for the first quarter of fiscal 2025 were $145.2 million compared to $142.0 million in the prior-year period, an increase of 2.3%. Organic sales, excluding the acquisition of DTA and the impact of foreign currency, decreased 0.8% year-over-year. Service organic revenue growth of 5.6% was offset by a 2.7% decline in product sales. Net sales for Industrial Tools & Services (IT&S) increased 2.3%, driven by the increase in service revenue and the acquisition of DTA. The organic sales decline of 1.0% for IT&S was partially offset by a year-over-year improvement at Cortland Biomedical, which comprises the Other operating segment.

Gross profit margin declined 90 basis points year-over-year to 51.4% due to lower sales in the Americas, a higher percentage of service revenue, and a return to normalized margins at Cortland. Selling, general and administrative expenses (SG&A) of $42.3 million were $2.3 million lower year-over-year. SG&A was 29.1% of sales, down from 31.4% in the year-ago period. Adjusted SG&A expenses, excluding one-time costs associated with the acquisition of DTA, were $42.2 million as compared to $41.1 million in fiscal 2024. The prior-year period adjusted SG&A excluded ASCEND and restructuring charges. As a percentage of sales, adjusted SG&A held flat at 29.0%.

Operating profit increased 9% year-over-year to $31.1 million, with an operating profit margin of 21.4%, up from 20.2% in the first quarter of fiscal 2024. Adjusted operating profit decreased 3.6% to $31.3 million, with an adjusted operating margin of 21.5%, down from 22.8% in the year-ago period.

First quarter fiscal 2025 net income and diluted EPS were $21.7 million and $0.40 respectively, compared to $18.3 million and $0.33, respectively, in the year-ago period.

First quarter adjusted EBITDA was $34.3 million compared to $34.9 million in the year-ago period. Adjusted EBITDA margin declined 100 basis points year-over-year to 23.6% driven by lower gross margins coupled with the inclusion of DTA.

Net cash provided by operating activities was $8.6 million for the first quarter of fiscal 2025 as compared to a use of $6.7 million in the prior-year period. Cash flow from operations was higher than the prior year, the benefit of higher net earnings, lower annual incentive compensation payments made in the first quarter compared to the prior year, and the absence of payments related to discontinued operations.

Industrial Tools & Services (IT&S)
(US$ in millions)
	Three Months Ended
	November 30, 2024	November 30, 2023
Net Sales	$140.1	$137.0
Operating Profit	$38.0	$35.6
Operating Profit %	27.1%	26.0%
Adjusted Op Profit (1)	$38.1	$38.5
Adjusted Op Profit % (1)	27.2%	28.1%

(1) Excludes approximately $0.1 million of M&A costs in the first quarter of fiscal 2025 as compared to approximately $2.1 million of restructuring charges and $0.8 million of ASCEND charges in the first quarter of fiscal 2024.

IT&S Results Comparisons

First quarter fiscal 2025 net sales for IT&S were $140.1 million, an increase of 2.3% year-over-year with organic sales down 1.0%. The decline in organic sales was driven by a 3.0% decrease in product sales, partially offset by a 5.6% increase in service revenue. The segment’s operating profit margin increased approximately 110 basis points to 27.1% as the prior-year period included ASCEND and restructuring costs. Adjusted operating profit margin declined 90 basis points to 27.2%, driven by sales mix and the inclusion of DTA’s results.

DTA Acquisition

On September 4, Enerpac completed the acquisition of DTA, a producer of automated on-site horizontal movement products, to complement its Heavy Lifting Technology product portfolio. “With the integration well underway, we are capitalizing on the opportunity to leverage Enerpac’s global sales network and expand DTA’s sales outside of Europe,” added Sternlieb.

Corporate Expenses from Continuing Operations

Corporate expenses were $8.2 million and $8.9 million for the first quarter of fiscal 2025 and fiscal 2024, respectively. The prior-year period included charges for ASCEND and restructuring. Adjusted corporate expenses(2) of $8.1 million for the first quarter of fiscal 2025 were flat as compared to the prior-year period.

(2) First quarter fiscal 2025 adjusted corporate expenses exclude approximately $0.1 million of M&A costs as compared to approximately $0.3 million of restructuring charges and $0.4 million of ASCEND charges in the first quarter of fiscal 2024.

Balance Sheet and Leverage
(US$ in millions)	November 30, 2024	August 31, 2024	November 30, 2023
Cash Balance	$130.7	$167.1	$148.0
Debt Balance	$193.3	$194.5	$244.5
Net Debt to Adjusted EBITDA*	0.5x	0.2x	0.9x

 *Calculated in accordance with the terms of the Company’s September 2022 Senior Credit Facility.

Net debt on November 30, 2024, was $62.6 million, resulting in a net debt to adjusted EBITDA ratio of 0.5x. The company repurchased approximately 110,000 shares of its common stock in the first quarter of fiscal 2025 for a total of $4.4 million under its share repurchase program announced in March 2022. Cash decreased from the end of fiscal 2024 primarily due to the acquisition of DTA in the first quarter of fiscal 2025.

Outlook

“With the first quarter results roughly as anticipated, we are maintaining our full-year fiscal 2025 guidance, including total revenue and adjusted EBITDA growth of 5% at the midpoint of our guidance,” concluded Sternlieb.

The Company is projecting a net sales range of $610 million to $625 million in fiscal 2025. The forecast anticipates organic sales growth of approximately 0% to 2%, with expected adjusted EBITDA in the range of $150 million to $160 million, and free cash flow between $85 million to $95 million. This forecast is based on the Company’s key foreign exchange rate assumptions and assumes that there is no broad-based global recession.

Conference Call Information

An investor conference call is scheduled for 7:30 am CT on December 19, 2024. Webcast information and conference call materials, including an earnings presentation, are available on the Enerpac Tool Group company website (www.enerpactoolgroup.com).

Safe Harbor Statement

Certain of the above comments represent forward-looking statements made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995. In addition to statements with respect to guidance, the terms “outlook,” “guidance,” “may,” “should,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “objective,” “plan,” “project” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are subject to inherent risks and uncertainties that may cause actual results or events to differ materially from those contemplated by such forward-looking statements. In addition to the assumptions and other factors referred to specifically in connection with such statements, risks and uncertainties that may cause actual results or events to differ materially from those contemplated by such forward-looking statements include, without limitation, general economic uncertainty, market conditions in the industrial, oil & gas, energy, power generation, infrastructure, commercial construction, truck and automotive industries, supply chain risks, including disruptions in deliveries from suppliers due to political tensions or the imposition, or threat of imposition, of tariffs, which could be affected by the outcome of the recent U.S. presidential election, the impact of geopolitical activity, including the invasion of Ukraine by Russia and international sanctions imposed in response thereto, as well as armed conflicts in the Middle East, including the impact on shipping in the Red Sea, the ability of the Company to achieve its plans or objectives related to its growth strategy, market acceptance of existing and new products, market acceptance of price increases, successful integration of acquisitions, the impact of dispositions and restructurings, the ability of the Company to continue to achieve its plans or objectives related to the PEP program, operating margin risk due to competitive pricing and operating efficiencies, risks related to reliance on independent agents and distributors for the distribution and service of products, material, labor, or overhead cost increases, tax law changes, foreign currency risk, interest rate risk, commodity risk, tariffs, litigation matters, cybersecurity risk, impairment of goodwill or other intangible assets, the Company’s ability to access capital markets and other risks and uncertainties that may be referred to or noted in the Company’s reports filed with the Securities and Exchange Commission from time to time, including those described in the Company’s Form 10-K for the fiscal year ended August 31, 2024. Enerpac Tool Group disclaims any obligation to publicly update or revise any forward-looking statements as a result of new information, future events or any other reason.

Non-GAAP Financial Information

This press release contains financial measures that are not measures presented in conformity with GAAP. These non-GAAP measures include organic sales, EBITDA from continuing operations, adjusted EBITDA from continuing operations, adjusted earnings from continuing operations, adjusted diluted earnings per share from continuing operations, adjusted operating profit from continuing operations, segment adjusted operating profit and adjusted EBITDA, adjusted corporate expense, adjusted SG&A expense, free cash flow and net debt. This press release includes reconciliations of non-GAAP measures to the most comparable GAAP measure, included in the tables attached to this press release or in footnotes to the tables included in this press release. Management believes the non-GAAP measures presented in this press release are commonly used financial measures for investors to evaluate Enerpac Tool Group’s operating performance and financial position with respect to the periods presented and, when read in conjunction with the condensed consolidated financial statements, present a useful tool to evaluate ongoing operations and provide investors with metrics they can use to evaluate aspects of the Company’s performance from period to period. In addition, these are some of the financial metrics management uses in internal evaluations of the overall performance of the Company’s business. Management acknowledges that there are many items that impact a company’s reported results and the adjustments reflected in these non-GAAP measures are not intended to present all items that may have impacted these results. In addition, these non-GAAP measures are not necessarily comparable to similarly titled measures used by other companies.

About Enerpac Tool Group

Enerpac Tool Group Corp. is a premier industrial tools, services, technology, and solutions provider serving a broad and diverse set of customers and end markets for mission-critical applications in more than 100 countries. The Company makes complex, often hazardous jobs possible safely and efficiently. Enerpac Tool Group’s businesses are global leaders in high pressure hydraulic tools, controlled force products, and solutions for precise positioning of heavy loads that help customers safely and reliably tackle some of the most challenging jobs around the world. The Company was founded in 1910 and is headquartered in Menomonee Falls, Wisconsin. Enerpac Tool Group common stock trades on the NYSE under the symbol EPAC. For further information on Enerpac Tool Group and its businesses, visit the Company's website at www.enerpactoolgroup.com.

(tables follow)

Enerpac Tool Group Corp.
Condensed Consolidated Balance Sheets
(In thousands)

	(Unaudited)
	November 30,	August 31,
	2024	2024
Assets
Current assets
Cash and cash equivalents	$130,733	$167,094
Accounts receivable, net	100,654	104,335
Inventories, net	81,198	72,887
Other current assets	37,185	27,942
Total current assets	349,770	372,258

Property, plant and equipment, net	45,821	40,285
Goodwill	287,502	269,597
Other intangible assets, net	34,482	36,058
Other long-term assets	57,776	59,130

Total assets	$775,351	$777,328

Liabilities and Shareholders' Equity
Current liabilities
Current maturities of long-term debt	$5,000	$5,000
Trade accounts payable	46,931	43,368
Accrued compensation and benefits	18,447	25,856
Income taxes payable	5,729	5,321
Other current liabilities	43,835	49,848
Total current liabilities	119,942	129,393

Long-term debt, net	188,294	189,503
Deferred income taxes	6,111	3,696
Pension and postretirement benefit liabilities	9,067	10,073
Other long-term liabilities	53,928	52,684
Total liabilities	377,342	385,349

Shareholders' equity
Capital stock	10,880	10,847
Additional paid-in capital	233,964	235,660
Retained earnings	279,239	261,870
Accumulated other comprehensive loss	(126,074)	(116,398)
Stock held in trust	(3,774)	(3,777)
Deferred compensation liability	3,774	3,777
Total shareholders' equity	398,009	391,979

Total liabilities and shareholders' equity	$775,351	$777,328

Enerpac Tool Group Corp.
Condensed Consolidated Statements of Earnings
(In thousands)

	Three Months Ended
	November 30,	November 30,
	2024	2023
Net sales	$145,196	$141,970
Cost of products sold	70,544	67,720
Gross profit	74,652	74,250

Selling, general and administrative expenses	42,318	42,216
Amortization of intangible assets	1,202	824
Restructuring charges	-	2,401
Impairment & divestiture charges	-	147
Operating profit	31,132	28,662

Financing costs, net	2,770	3,697
Other expense, net	487	991
Earnings before income tax expense	27,875	23,974

Income tax expense	6,152	5,669
Net earnings from continuing operations	21,723	18,305
Loss from discontinued operations, net of income taxes	-	(567)
Net earnings	$21,723	$17,738

Earnings per share from continuing operations
Basic	$0.40	$0.34
Diluted	0.40	0.33

Loss per share from discontinued operations
Basic	$-	$(0.01)
Diluted	-	(0.01)

Earnings per share
Basic	$0.40	$0.33
Diluted	0.40	0.32

Weighted average common shares outstanding
Basic	54,242	54,527
Diluted	54,812	55,008

Enerpac Tool Group Corp.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended
	November 30,	November 30,
	2024	2023
Operating Activities
Cash provided by (used in) operating activities - continuing operations	8,649	(3,917)
Cash used in operating activities - discontinued operations	-	(2,758)
Cash provided by (used in) operating activities	$8,649	$(6,675)

Investing Activities
Capital expenditures	(5,857)	(1,567)
Purchase of business assets	-	(1,027)
Cash paid for business acquisitions, net of cash acquired	(27,196)	-
Cash used in investing activities - continuing operations	$(33,053)	$(2,594)
Cash used in investing activities	$(33,053)	$(2,594)

Financing Activities
Borrowings on revolving credit facility	14,421	39,000
Principal repayments on revolving credit facility	(14,421)	(8,000)
Principal repayments on term loan	(1,250)	(625)
Purchase of treasury shares	(4,379)	(26,116)
Stock options, taxes paid related to the net share settlement of equity awards & other	(4,987)	236
Payment of cash dividend	(2,167)	(2,178)
Cash (used in) provided by financing activities - continuing operations	$(12,783)	$2,317
Cash (used in) provided by financing activities	$(12,783)	$2,317

Effect of exchange rate changes on cash	826	493

Net decrease from cash and cash equivalents	$(36,361)	$(6,459)
Cash and cash equivalents - beginning of period	167,094	154,415
Cash and cash equivalents - end of period	$130,733	$147,956

Enerpac Tool Group Corp.
Supplemental Unaudited Data
Reconciliation of GAAP Measures to Non-GAAP Measures for Continuing Operations
(In thousands)
	Fiscal 2024					Fiscal 2025
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL
Net Sales
Industrial Tools & Services Segment	$137,035	$134,822	$145,936	$153,360	$571,153	$140,134	$-	$-	$-	$140,134
Other	4,935	3,615	4,453	5,354	18,357	5,062	-	-	-	5,062
Enerpac Tool Group	$141,970	$138,437	$150,389	$158,714	$589,510	$145,196	$-	$-	$-	$145,196

% Net Sales Growth (Decline) Year over Year
Industrial Tools & Services Segment	7.6%	3.0%	1.3%	0.3%	2.9%	2.3%	-	-	-	2.3%
Other	-59.2%	-67.3%	-63.3%	-31.0%	-57.3%	2.6%	-	-	-	2.6%
Enerpac Tool Group	1.9%	-2.5%	-3.8%	-1.2%	-1.5%	2.3%	-	-	-	2.3%

Adjusted Selling, general and administrative expenses
Selling, general and administrative expenses	$42,216	$40,723	$42,101	$43,524	$168,565	$42,318	$-	$-	$-	$42,318
M&A charges	-	-	-	(121)	(121)	(152)	-	-	-	(152)
ASCEND transformation program charges	(1,093)	(1,370)	(1,457)	(2,109)	(6,029)	-	-	-	-	-
Adjusted Selling, general and administrative expenses	$41,123	$39,353	$40,644	$41,294	$162,415	$42,166	$-	$-	$-	$42,166

Adjusted Selling, general and administrative expenses %
Enerpac Tool Group	29.0%	28.4%	27.0%	26.0%	27.6%	29.0%	-	-	-	29.0%

Adjusted Operating profit
Operating profit	$28,662	$29,521	$33,363	$30,040	$121,587	$31,132	$-	$-	$-	$31,132
Impairment & divestiture charges	147	-	-	-	147	-	-	-	-	-
Restructuring charges (1)	2,401	398	1,595	3,450	7,843	-	-	-	-	-
M&A charges	-	-	-	121	121	152	-	-	-	152
ASCEND transformation program charges	1,229	1,607	2,042	2,168	7,047	-	-	-	-	-
Adjusted Operating profit	$32,439	$31,526	$37,000	$35,779	$136,745	$31,284	$-	$-	$-	$31,284

Adjusted Operating profit by Segment
Industrial Tools & Services Segment	$38,470	$38,909	$43,648	$42,989	$164,016	$38,074	$-	$-	$-	$38,074
Other	2,118	(79)	1,284	1,120	4,443	1,319	-	-	-	1,319
Corporate / General	(8,149)	(7,304)	(7,932)	(8,330)	(31,714)	(8,109)	-	-	-	(8,109)
Adjusted operating profit	$32,439	$31,526	$37,000	$35,779	$136,745	$31,284	$-	$-	$-	$31,284

Adjusted Operating profit %
Industrial Tools & Services Segment	28.1%	28.9%	29.9%	28.0%	28.7%	27.2%	-	-	-	27.2%
Other	42.9%	-2.2%	28.8%	20.9%	24.2%	26.1%	-	-	-	26.1%
Adjusted Operating Profit %	22.8%	22.8%	24.6%	22.5%	23.2%	21.5%	-	-	-	21.5%

EBITDA from Continuing Operations (2)
Net earnings from continuing operations	$18,305	$17,871	$22,621	$23,409	$82,207	$21,723	$-	$-	$-	$21,723
Financing costs, net	3,697	3,711	3,385	2,731	13,524	2,770	-	-	-	2,770
Income tax expense	5,669	7,396	6,813	3,435	23,312	6,152	-	-	-	6,152
Depreciation & amortization	3,426	3,328	3,216	3,304	13,275	3,514	-	-	-	3,514
EBITDA	$31,097	$32,306	$36,035	$32,879	$132,318	$34,159	$-	$-	$-	$34,159

Adjusted EBITDA
EBITDA	$31,097	$32,306	$36,035	$32,879	$132,318	$34,159	$-	$-	$-	$34,159
Impairment & divestiture charges	147	-	-	-	147	-	-	-	-	-
Restructuring charges (1)	2,401	398	1,595	3,450	7,843	-	-	-	-	-
M&A charges	-	-	-	121	121	152	-	-	-	152
ASCEND transformation program charges	1,229	1,607	2,042	2,168	7,047	-	-	-	-	-

Adjusted EBITDA	$34,874	$34,311	$39,672	$38,618	$147,476	$34,311	$-	$-	$-	$34,311

Adjusted EBITDA by Segment
Industrial Tools & Services Segment	$40,880	$41,443	$45,706	$45,629	$173,659	$40,807	$-	$-	$-	$40,807
Other	2,324	141	1,497	1,367	5,330	1,546	-	-	-	1,546
Corporate / General	(8,330)	(7,273)	(7,531)	(8,378)	(31,513)	(8,042)	-	-	-	(8,042)
Adjusted EBITDA	$34,874	$34,311	$39,672	$38,618	$147,476	$34,311	$-	$-	$-	$34,311

Adjusted EBITDA %
Industrial Tools & Services Segment	29.8%	30.7%	31.3%	29.8%	30.4%	29.1%	-	-	-	29.1%
Other	47.1%	3.9%	33.6%	25.5%	29.0%	30.5%	-	-	-	30.5%
Adjusted EBITDA %	24.6%	24.8%	26.4%	24.3%	25.0%	23.6%	-	-	-	23.6%

Notes:
(1) Approximately $0.4 million of the Q4 fiscal 2024 restructuring charges were recorded in cost of products sold.
(2) EBITDA represents net earnings from continuing operations before financing costs, net, income tax expense, and depreciation & amortization. Neither EBITDA nor adjusted EBITDA are calculated based upon generally accepted accounting principles ("GAAP"). The amounts included in the EBITDA and adjusted EBITDA calculation, however, are derived from amounts included in the Condensed Consolidated Statements of Earnings. EBITDA and adjusted EBITDA should not be considered as alternatives to net earnings, operating profit or operating cash flows. The Company has presented EBITDA and adjusted EBITDA because it regularly reviews these performance measures. In addition, EBITDA and adjusted EBITDA are used by many of our investors and lenders, and are presented as a convenience to them. The EBITDA and adjusted EBITDA measures presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

Enerpac Tool Group Corp.
Supplemental Unaudited Data
Reconciliation of GAAP Measures to Non-GAAP Measures (Continued)
(In thousands)
	Fiscal 2024	Fiscal 2025
	Q1	Q1
Net Sales
Industrial Tools & Services Segment	$137,035	$140,134
Other	4,935	5,062
Enerpac Tool Group	$141,970	$145,196

Adjustment: Fx Impact on Net Sales
Industrial Tools & Services Segment	$1,229	$-
Other	-	-
Enerpac Tool Group	$1,229	$-

Adjustment: Impact from Divestitures or Acquisitions on Net Sales
Industrial Tools & Services Segment	-	(3,184)
Other	-	-
Enerpac Tool Group	$-	$(3,184)

Organic Sales by Segment (3)
Industrial Tools & Services Segment	$138,264	$136,950
Other	4,935	5,062
Enerpac Tool Group	$143,199	$142,012

Organic Sales Growth (Decline) %
Industrial Tools & Services Segment		-1.0%
Other		2.6%
Enerpac Tool Group		-0.8%

Net Sales by Product Line
Product	$109,856	$111,149
Service	32,114	34,047
Enerpac Tool Group	$141,970	$145,196

Adjustment: Fx Impact on Net Sales
Product	$1,115	$-
Service	113	-
Enerpac Tool Group	$1,229	$-

Adjustment: Impact from Divestitures or Acquisitions on Net Sales
Product	-	(3,184)
Service	-	-
Enerpac Tool Group	$-	$(3,184)

Organic Sales by Product Line (3)
Product	$110,971	$107,965
Service	32,227	34,047
Enerpac Tool Group	$143,199	$142,012

Organic Sales Growth (Decline) %
Product		-2.7%
Service		5.6%
Enerpac Tool Group		-0.8%

(3) Organic Sales is defined as sales excluding the impact to foreign currency changes and the impact from recent acquisitions and divestitures to net sales.

Enerpac Tool Group Corp.
Supplemental Unaudited Data
Reconciliation of GAAP Measures to Non-GAAP Measures (Continued)
(In thousands, except for per share amounts)
	Fiscal 2024					Fiscal 2025
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL
Adjusted Earnings (4)
Net Earnings	$17,738	$17,817	$25,778	$24,416	$85,749	$21,723	$-	$-	$-	$21,723
(Loss) earnings from Discontinued Operations, net of income tax	(567)	(54)	3,157	1,007	3,542	-	-	-	-	-
Net Earnings from Continuing Operations	$18,305	$17,871	$22,621	$23,409	$82,207	$21,723	$-	$-	$-	$21,723
Impairment & divestiture charges	147	-	-	-	147	-	-	-	-	-
Restructuring charges (1)	2,401	398	1,595	3,450	7,843	-	-	-	-	-
M&A charges	-	-	-	121	121	152	-	-	-	152
ASCEND transformation program charges	1,229	1,607	2,042	2,168	7,047	-	-	-	-	-
Net tax effect of reconciling items above	(411)	(185)	(666)	(1,683)	(2,945)	(4)	-	-	-	(4)
Other income tax expense	-	137	-	-	137	-	-	-	-	-
Adjusted Net Earnings from Continuing Operations	$21,671	$19,828	$25,592	$27,465	$94,557	$21,871	$-	$-	$-	$21,871

Adjusted Diluted Earnings per share (4)
Net Earnings	$0.32	$0.33	$0.47	$0.44	$1.56	$0.40	$-	$-	$-	$0.40
(Loss) earnings from Discontinued Operations, net of income tax	(0.01)	(0.00)	0.06	0.02	0.06	-	-	-	-	-
Net Earnings from Continuing Operations	$0.33	$0.33	$0.41	$0.43	$1.50	$0.40	$-	$-	$-	$0.40
Impairment & divestiture charges, net of tax effect	0.00	-	-	-	0.00	-	-	-	-	-
Restructuring charges (1), net of tax effect	0.04	0.00	0.02	0.04	0.11	-	-	-	-	-
M&A charges, net of tax effect	-	-	-	0.00	0.00	0.00	-	-	-	0.00
ASCEND transformation program charges, net of tax effect	0.02	0.03	0.03	0.03	0.11	-	-	-	-	-
Other income tax expense	-	0.00	-	-	0.00	-	-	-	-	-
Adjusted Diluted Earnings per share from Continuing Operations	$0.39	$0.36	$0.47	$0.50	$1.72	$0.40	$-	$-	$-	$0.40

Free Cash Flow
Cash (used in) provided by operating activities	$(6,675)	$13,327	$30,306	$44,361	$81,319	$8,649				$8,649
Capital expenditures	(1,567)	(1,585)	(1,818)	(6,441)	(11,411)	(5,857)				(5,857)
Free Cash Flow	$(8,242)	$11,742	$28,488	$37,920	$69,908	$2,792	$-	$-	$-	$2,792

Notes continued:
(4) Adjusted earnings from continuing operations and adjusted diluted earnings per share represent net earnings and diluted earnings per share per the Condensed Consolidated Statements of Earnings net of charges or credits for items to be highlighted for comparability purposes. These measures are not calculated based upon GAAP and should not be considered as an alternative to net earnings or diluted earnings per share or as an indicator of the Company's operating performance. However, this presentation is important to investors for understanding the operating results of the current portfolio of Enerpac Tool Group companies.

For all reconciliations of GAAP measures to Non-GAAP measures, the summation of the individual components may not equal the total due to rounding. With respect to the earnings per share reconciliations the impact of share dilution on the calculation of the net earnings or loss per share and discontinued operations per share may result in the summation of these components not equaling the total earnings per share from continuing operations.

Enerpac Tool Group Corp.
Supplemental Unaudited Data
Reconciliation of GAAP To Non-GAAP Guidance
(In millions)
	Fiscal 2025
	Low	High
Reconciliation of Continuing Operations GAAP Operating Profit
To Adjusted EBITDA (5)
GAAP Operating profit	$135	$147
Other expense, net	(1)	(1)
Depreciation & amortization	16	14
Adjusted EBITDA	$150	$160

Reconciliation of GAAP Cash Flow From Operations to Free Cash Flow
Cash provided by operating activities	$61	$76
Capital expenditures	24	19
Free Cash Flow	$85	$95

Notes continued:
(5) Management does not provide guidance on certain GAAP financial measures as we are unable to predict and estimate with certainty items such as potential impairments, refinancing costs, business divestiture gains/losses, discrete tax adjustments, or other items impacting GAAP financial metrics. As a result, we have included only those items about which we are aware and are reasonably likely to occur during the guidance period covered.

Contact:
Travis Williams
Senior Director, Investor Relations
+1.262.293.1912